Exhibit 10.1

NEUROGEN CORPORATION
(a Delaware Corporation)
6,993,000 Shares of Common Stock
(Par Value $0.025 Per Share)

PLACEMENT AGENCY AGREEMENT

December 18, 2006

Pacific Growth Equities, LLC
CIBC World Markets Corp.
Leerink Swann & Company
Merriman Curhan Ford & Co.
c/o Pacific Growth Equities, LLC
One Bush Street, Suite 1700
San Francisco, CA 94104
Attn: Richard Osgood

Ladies and Gentlemen:

Neurogen Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to issue and sell 6,993,000 shares of common stock, par value $0.025 per share, of the Company (the “Securities”) directly to certain investors (collectively, the “Investors”).

The Company desires to engage Pacific Growth Equities, LLC (“PGE”), CIBC World Markets Corp. (“CIBC”), Leerink Swann & Company (“Leerink”) and Merriman Curhan Ford & Co. (“Merriman”) as its placement agents (each, a “Placement Agent” and, collectively, the “Placement Agents”), for whom PGE is acting as representative (in such capacity, the “Representative”), in connection with the issuance and sale of the Securities and hereby confirms its agreement with respect to the placement of the Securities.

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) a Registration Statement (as hereinafter defined) on Form S-3, initially filed on August 16, 2002, as amended (No. 333-98237), relating to the Securities and the offering thereof from time to time in accordance with Rule 415 of the Rules and Regulations, and such amendments thereof as may have been required. The Registration Statement includes a prospectus dated February 13, 2003 (the “Base Prospectus”). The Company has filed the Base Prospectus with the Commission and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to the Commission, a prospectus supplement relating to the Securities in accordance with Rule 424(b) under the Act (the “Final Prospectus Supplement”). The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement (through incorporation by reference or otherwise)), as amended, at the time and on the date it became effective (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules and Regulations. The term “Prospectus” as used in this Agreement means the Base Prospectus together with the Final Prospectus Supplement. As used herein, the terms “Base Prospectus,” “Prospectus,” “Registration Statement,” and “Final Prospectus Supplement” shall include any documents incorporated by reference therein and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Base Prospectus by the Company with the Commission and on or before the Closing Date (as defined herein), that is deemed to be incorporated by reference in the Registration Statement or the Prospectus. The Company hereby confirms that each of the Placement Agents, in connection with its duties in such capacity, is authorized to distribute or cause to be distributed the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to such Placement Agent).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act on or before the Closing Date (as defined herein), which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

SECTION 1.  Agreement to Act as Placement Agents; Delivery and Payment.

On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a)  Each Placement Agent agrees to act, on a reasonable efforts basis, as the Company’s placement agent in connection with the issuance and sale by the Company of the Securities to the Investors. The Placement Agents shall have no authority to bind the Company. The Company acknowledges and agrees that each Placement Agent’s engagement hereunder is not an agreement by such Placement Agent or any of its affiliates to underwrite or purchase any securities or otherwise provide any financing.

(b)  Concurrently with the execution and delivery of this Agreement, the Company, the Placement Agents, and American Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”), shall enter into an Escrow Agreement substantially in the form of Exhibit A attached hereto (the “Escrow Agreement”), pursuant to which an escrow account will be established, at the Company’s expense, for the benefit of the Company and the Investors (the “Escrow Account”). Concurrently with the execution of the Purchase Agreements (as defined below), (i) each of the Investors will deposit in the Escrow Account an amount equal to $5.72 per share multiplied by the number of Securities to be purchased by such Investor, and (ii) the Escrow Agent will notify the Company and the Placement Agents in writing of the amount of funds deposited in the Escrow Account. As compensation for their services hereunder, the Company agrees to pay the Placement Agents, on the Closing Date (as defined herein), a commission of six percent (6%) of the gross proceeds received by the Company from the sale of the Securities, thirty-four percent (34%) of which will be paid to PGE, thirty percent (30%) of which will be paid to CIBC, thirty percent (30%) of which will be paid to Leerink, and six percent (6%) of which will be paid to Merriman (regardless of the actual amount of Securities placed by each Placement Agent);notwithstanding the foregoing, the Placement Agents and the Company agree that commissions on sales of Securities to investors identified in Schedule A will be limited to one and one half percent (1.5%) of gross proceeds raised from such investors. In addition, the Company agrees to pay PGE a fee of $75,000 for capital markets expenses.

(c)  At 9:00 a.m., New York City time, on December 21, 2006, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act (such time and date of delivery being herein referred to as the “Closing Date”), and upon satisfaction of the conditions set forth in this Agreement and the Purchase Agreements, the Company shall deliver the Securities, which shall be registered in name or names and shall be in such denominations as the Placement Agents may request at least one business day before the Closing Date, to the Investors, which delivery may be made through the facilities of the Depository Trust Company, and the Escrow Agent will disburse the funds from the Escrow Account to the Company and the Placement Agents, by wire in federal (same day) funds, as provided in the Escrow Agreement. The closing of the sale of the Securities to the Investors (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022. All actions taken at the Closing shall be deemed to have occurred simultaneously.

(d)  The several purchases of the Securities by the Investors shall be evidenced by the execution of one or more purchase agreements substantially in the form attached hereto as Exhibit B (the “Purchase Agreements”).

(e)  Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall not, without the prior consent of the Representative, solicit or accept offers to purchase shares of its Common Stock (other than pursuant to the exercise of stock options and warrants to purchase Common Stock outstanding on the date hereof), otherwise than through the Placement Agents.

SECTION 2.  Representations and Warranties.

(a)  Representations and Warranties by the Company. The Company represents and warrants to each Placement Agent as of the date hereof, and as of the Closing Date referred to in Section 1(c) hereof, and agrees with each Placement Agent, as follows:

(i)  Registration Statement, Prospectus and Disclosure at Time of Sale. The Company meets the requirements for use of Form S-3 under the Act and has complied with the requirements of Rule 415 with respect to the Registration Statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Act and no stop order preventing or suspending the use of the Prospectus or suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request received by the Company on the part of the Commission for additional information has been complied with.

On the Effective Date and on the Closing Date, the Registration Statement complied in all material respects, and on the date of the Prospectus, the date any Prospectus Supplement or amendment to the Prospectus is filed with the Commission and the Closing Date, the Prospectus will comply, in all material respects, with the requirements of the Act and the Rules and Regulations and the Exchange Act and the published rules and regulations of the Commission thereunder. The Registration Statement, as of the Effective Date, contained no untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the Applicable Time and at the Closing Date, neither (x) any Issuer-Represented General Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below), the Base Prospectus and the information included on Exhibit E hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the date of the filing of the Prospectus with the Commission, the first delivery of the Prospectus to the Investors, the date hereof, and the Closing Date, neither the Prospectus nor any amendment thereof or supplement thereto, contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, none of the representations and warranties in this Section 2(a)(i) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information furnished in writing to the Company by any Placement Agent through the Representative expressly for use in the Registration Statement or the Prospectus.

The Prospectus delivered to the Placement Agents for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company has not distributed any offering material in connection with the offering and sale of the Securities, other than the Registration Statement, the Prospectus and the General Disclosure Package.

As used in this subsection and elsewhere in this Agreement:
“Applicable Time” means 9:00 a.m. (New York City time) on December 19, 2006.
“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company or (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.
“Issuer-Represented Limited Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.
Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the Closing Date or until any earlier date that the issuer notified or notifies the Representative, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and at the time they became effective or were filed with the Commission, as the case may be, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding anything to the contrary contained in this subsection, the representations and warranties contained in this subsection do not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Placement Agent or any of its agents or representatives through the Representative expressly for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

(ii)  Independent Accountants. PricewaterhouseCoopers LLP, which certified the financial statements and supporting schedules included in the Registration Statement or incorporated by reference in the Registration Statement or the Prospectus, is an independent public accountant as required by the Act and the Rules and Regulations.

(iii)  Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein, unless otherwise noted therein. The selected financial data and the summary financial information included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. No other financial statements or schedules are required to be included in the Registration Statement or Prospectus. Any disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. Except as described in the Prospectus or Registration Statement, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development that would be reasonably expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(iv)  Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the General Disclosure Package and to enter into and perform its obligations under this Agreement, the Escrow Agreement, and the Purchase Agreements; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(v)  Good Standing of Subsidiary. Neurogen Properties, LLC (the “Subsidiary”) has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation, has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the General Disclosure Package, and is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding membership interests of the Subsidiary have been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding membership interests of the Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of the Subsidiary. The only subsidiary of the Company is the subsidiary listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

(vi)  Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $0.025 per share (the “Common Stock”), and 2,000,000 shares of preferred stock, par value $0.025 per share (the “Preferred Stock”). After giving effect to the transactions contemplated by this Agreement, as of the date hereof:

(A)  The issued and outstanding capital stock of the Company will consist of 41,773,465 shares of Common Stock and zero (0) shares of Preferred Stock; and

(B)  The Company will have (x) an aggregate of 5,276,367 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the Company’s outstanding option plans and employee stock purchase programs (collectively, the “Option Plans”), (y) zero (0) shares of Common Stock reserved for issuance upon the exercise of outstanding warrants, and (z) zero (0) shares of Common Stock reserved for issuance upon conversion of its convertible indebtedness.

All of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(vii)  Authorization of Agreement. The Company has full corporate power and authority to (a) enter into this Agreement, the Escrow Agreement and the Purchase Agreements and to consummate the transactions contemplated hereby and thereby, and (b) authorize, execute, issue, and deliver the Securities as contemplated by this Agreement, the Escrow Agreement and the Purchase Agreements. This Agreement, the Escrow Agreement, and the Purchase Agreements have been duly authorized, executed and delivered by the Company, and constitute legal and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(viii)  Authorization and Description of Securities. The Securities to be purchased by the Investors from the Company have been duly authorized for issuance and sale to the Investors pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Purchase Agreements, will be validly issued and fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus and the General Disclosure Package and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company, with the exception of any such rights which have been waived by the holder thereof.

(ix)  Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter or by-laws, or (B) except for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of,or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not be reasonably likely to result in a Material Adverse Effect), nor will such action result in (C) any violation of the provisions of the charter or by-laws of the Company or any subsidiary or (D) except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, a violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

(x)  Absence of Labor Dispute. No material labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xi)  Absence of Proceedings. There is no claim, action, suit, proceeding, inquiry, audit, review or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against the Company or any subsidiary of the Company, or, to the knowledge of the Company, otherwise involving the Company or any subsidiary of the Company which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would be reasonably likely to result in a Material Adverse Effect, or which would be reasonably likely to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the Company’s conduct of its business, would not be reasonably likely to result in a Material Adverse Effect.

(xii)  Absence of Rulemaking or Similar Proceedings. To the Company’s knowledge, there are no rulemaking or similar proceedings before the Food and Drug Administration, the Department of Health and Human Services, the Centers for Medicare and Medicaid Services or any other federal, state, local or foreign governmental bodies that regulate the Company’s or any of its subsidiaries’ activities, which would reasonably be expected to have a Material Adverse Effect.

(xiii)  Accuracy of Descriptions and Exhibits. There are no statutes, regulations, contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(xiv)  Possession of Intellectual Property. The Company and its subsidiaries own or license or have rights to use, make, sell, and otherwise exploit, all Intellectual Property necessary for the conduct of the Company’s business as now conducted except as such failure to own or license such rights would not have a Material Adverse Effect. To the knowledge of theCompany, there is no infringement, misappropriation or violation by other parties of any Intellectual Property described in the preceding sentence, except as such infringement, misappropriation or violation would not reasonably be expected to have a Material Adverse Effect. There is no pending, or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others to which the Company or any of its subsidiaries is a party, or to the knowledge of the Company, otherwise challenging the Company’s or its subsidiaries’ rights in or to, or exploitation of, any such Intellectual Property, and the Company has no knowledge of any facts which would form a reasonable basis for any such claim. The Intellectual Property owned by the Company and, to the knowledge of the Company, the Intellectual Property licensed to the Company have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company has no knowledge of any facts which would form a reasonable basis for any such claim. There is no pending or to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and the Company has not received any written notice of such claim and has no knowledge of any other fact which would form a reasonable basis for any such claim. To the Company’s knowledge, no employee or independent contractor of the Company is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer or independent contractor where the basis of such violation relates to such employee’s employment or independent contractor’s engagement with the Company or actions undertaken while employed or engaged with the Company, except as such violation would not reasonably be expected to have a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent rights, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures owned, licensed or used by the Company.

(xv)  Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as (i) have been already obtained or made, (ii) as may be required under the Act or the Rules and Regulations or state securities laws, or (iii) with respect to the listing of the Securities on the Nasdaq Global Market which will be made prior to the Closing.

(xvi)  Absence of Manipulation. Neither the Company nor, to the knowledge of the Company any affiliate of the Company has taken, nor will the Company or, to the knowledge of the Company, any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xvii)  Possession of Licenses and Permits. The Company and its subsidiaries possess such regulatory and quasi-regulatory permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are incompliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xviii)  Regulatory Authorities. Except as described in the Prospectus, the General Disclosure Package and the Registration Statement, each of the Company and its subsidiaries: (a) is and at all times has been in material compliance with all statutes, rules or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”); (b) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other federal, state or foreign governmental authority having authority over the Company (“Governmental Authority”) alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (c) possesses all Authorizations (except as would not reasonably be expected to have a Material Adverse Effect) and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations (except as would not reasonably be expected to have a Material Adverse Effect); (d) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (e) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority is considering such action; and (f) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company and each of its subsidiaries were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312; the descriptions of the results of such studies, tests and trials contained in the Prospectus, the General Disclosure Package and the Registration Statement are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Prospectus, the General Disclosure Package and the Registration Statement, the Company is not aware of any studies, tests or trials the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Prospectus, the General Disclosure Package and the Registration Statement when viewed in the context in which such results are described and the clinical state of development; and neither the Company nor any of its subsidiaries has received any notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials after they were initiated and which were conducted by or on behalf of the Company or any of its subsidiaries.

(xix)  Compliance with Health Care Laws. Neither the Company or any subsidiary, nor their respective officers, directors, employees, agents and contractors (exercising their respective duties on behalf of the Company or any subsidiary), nor the Company’s or any subsidiary’s business operations, is, or at any time has been, in violation of any Health Care Laws, except where such violation would not reasonably be expected to result in a Material Adverse Effect. “Health Care Laws” shall mean (i) the federal Food, Drug and Cosmetic Act (21 U.S.C. § 321 et seq.), and the regulations promulgated thereunder, (ii) all federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn), the Civil False Claims Act (31 U.S.C. § 3729 et seq.), the Administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes, (iii) the administrative simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d-1320d-8), the regulations promulgated thereunder and comparable state laws, (iv) the Controlled Substances Act (21 U.S.C. § 801 et seq.), (v) Titles XVIII (42 U.S.C. § 1395 et seq.) and XIX (42 U.S.C. § 1396 et seq.) of the Social Security Act and the regulations promulgated thereunder, (vi) quality, safety and accreditation standards and requirements of all applicable foreign or state laws or regulatory bodies, and (vii) any and all other applicable health care laws, regulations, manual provisions, policies and administrative guidance, each of (i) through (vii) as may be amended from time to time.

(xx)  Title to Property. The Company and its Subsidiary have good and marketable title to all real property owned by the Company and its Subsidiary and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus and the General Disclosure Package or (b) would not, singly or in the aggregate, materially adversely affect the value of such property, and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and, except as described in the Prospectus, all of the leases and subleases material to the business of the Company and its subsidiaries, taken as a whole, and under which the Company or any of its subsidiaries holds properties described in the Prospectus and the General Disclosure Package, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxi)  Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus and the General Disclosure Package will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxii)  Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws (except where the absence of such permits, authorizations and approvals would not reasonably be expected to have a Material Adverse Effect) and are each in compliance with their requirements in all material respects, (C) except as described in the Prospectus, there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) except as described in the Prospectus, and to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxiii)  Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act, except under the Securities Purchase Agreement by and between the Company and the Investors listed on the signature pages thereto dated as of March 19, 2004, which rights have been waived.

(xxiv)  ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is or has been maintained, administered or contributed to by the Company or any member of any group that includes or has included the Company (as determined under Section 414(b), (c), (m), or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) (a “Company Affiliate”) for their employees or former employees has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code to the knowledge of the Company; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, there has not occurred any “accumulated funding deficiency” within the meaning of Section 412 of the Code or Section 302 of ERISA, respectively, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined as of the plan’s most recent actuarial report using the actuarial assumptions set forth therein, and such actuarial assumptions are reasonable in the aggregate. Neither the Company nor any Company Affiliate has incurred or is reasonably expected to incur any liability to any “multiemployer plan” within the meaning of Section 3(37)or 4001(a)(3) of ERISA. Neither the Company nor any Company Affiliate has incurred or is reasonably expected to incur any liability under any “welfare plan” within the meaning of Section 3(1) of ERISA that provides benefits to retired or terminated employees (other than as required by Section 4980B of the Code or Title I, Subtitle B, Part 6 of ERISA).

(xxv)  Accounting Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded value for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxvi)  Insurance. The Company and its subsidiaries carry, or are covered by, insurance issued by insurers in such amounts and covering such risks as the Company has determined is reasonably adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; and neither the Company nor any of its subsidiaries has (i) received written notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. All such insurance is outstanding and duly in force on the date hereof (except where failure would not reasonably be expected to have a Material Adverse Effect).

(xxvii)  Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement, the General Disclosure Package and the Prospectus and that is not so described therein.

(xxviii)  Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxix)  Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxx)  Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(xxxi)  Sarbanes-Oxley Act. There has been no failure on the part of the Company or to the knowledge of the Company, on the part of any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act, including without limitation Section 402 related to loans.

(xxxii)  Reports; Aggregate Market Value. The Company (a) was subject to the requirements of Section 12 or 15(d) of the Exchange Act and has filed all the material required to be filed pursuant to Section 13, 14 or 15(d) for a period of at least 36 calendar months immediately preceding each of (1) the filing of the Registration Statement and (2) the date hereof and (b) filed in a timely manner all reports required to be filed during the twelve calendar months and any portion of a month immediately preceding each of (1) the filing of the Registration Statement and (2) the date hereof, and if the Company has used (during the twelve calendar months and any portion of a month immediately preceding each of (1) the filing of the Registration Statement and (2) the date hereof) Rule 12b-25(b) under the Exchange Act with respect to a report or a portion of a report, that report or portion thereof has actually been filed within the time period prescribed by that rule. The aggregate market value of the Company’s outstanding voting stock held be non-affiliates (using the definition of “affiliate” provided in Securities Act Rule 405, as such rule was in effect prior to October 21, 1992) of the Company, measured as of a date within 60 days prior to the date of filing of the Registration Statement, was $150 million or more. The aggregate market value of the Company’s outstanding voting stock held by non-affiliates (using the definition of “affiliate” provided in Securities Act Rule 405, as such rule was in effect prior to October 21, 1992) of the Company, measured as of a date within 60 days prior to the date hereof , was $100 million or more and, as of the date hereof, the Company had an “annual trading volume” of such stock of three million shares or more (“annual trading volume” shall be the volume of shares traded in any continuous 12 month period ended within 60 days prior to the date hereof).

(xxxiii)  Insider Trading. The Company has a written insider trading policy applicable to all officers and directors of the Company. Unless the Placement Agents otherwise agree, in their sole discretion and in writing, prior to the 30th day following the Closing Date, the Company will not fail to enforce the terms of its insider trading policy.

(xxxiv)  Certifications. The Chief Executive Officer and the Chief Operating Officer of the Company have signed, and the Company has furnished to the Commission, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act. Such certifications contain no qualifications or exceptions to the matters certified therein other than such qualifications or exceptions as are part of the standard form of certification promulgated by the Commission, and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. The Company is otherwise in compliance in all material respects with all applicable provisions currently in effect of the Sarbanes-Oxley Act and the rules and regulations issued thereunder by the Commission.

(xxxv)  Taxes. The Company and each of its subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments withrespect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith or which are not material. There is no pending dispute with any taxing authority relating to any of such returns and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or any of its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement.

(xxxvi)  Stock Options. All Company options have been appropriately authorized by the board of directors of the Company or an appropriate committee thereof, including approval of the option exercise price or the methodology for determining the option exercise price and the substantive option terms. All Company options reflect the fair market value of the Company’s Common Stock as determined under Section 409A of the Code on the date the option was granted (within the meaning of Treasury Regulation §1.421-1(c)). No Company options have been retroactively granted, or the exercise price of any Company option determined retroactively. All Company options have been properly accounted for by the Company in accordance with GAAP, and no change is expected in respect of any prior Company Financial Statement relating to expenses for stock compensation. There is no pending audit, investigation or inquiry by any governmental agency or by the Company with respect to the Company’s stock option granting practices or other equity compensation practices.

(xxxvii)  Listing on Nasdaq Global Market. The Common Stock of the Company is listed on the Nasdaq Global Market under the ticker symbol “NRGN.” The Company has not received any notice that it is not in compliance with the listing requirements of the Nasdaq Global Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be (except as a result of minimum trading price requirements), in compliance with all such listing requirements. There are no affiliations with the NASD among the Company’s officers or directors. A registration statement relating to the Common Stock on Form 8-A or other applicable form under the Exchange Act has become effective.

(b)  Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Placement Agents shall be deemed a representation and warranty by the Company to each Placement Agent as to the matters covered thereby.

SECTION 3.  Covenants of the Company.

The Company covenants with each Placement Agent as follows:

(a)  Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 424, as applicable, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form ofprospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)  Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to the Prospectus, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Placement Agents or counsel for the Placement Agents shall reasonably object in writing, except as required pursuant to legal or administrative order or process.

(c)  Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Placement Agents, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Placement Agents. The copies of the Registration Statement and each amendment thereto furnished to the Placement Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)  Delivery of Prospectuses. The Company will furnish to each Placement Agent, without charge, during the period when the Prospectus is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), such number of copies of the Prospectus (as amended or supplemented) as such Placement Agent may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Placement Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)  Continued Compliance with Securities Laws. The Company will comply with the Act and the Rules and Regulations so as to permit the completion of its sale of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Act to be delivered in connection with sales of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to an Investor, or if it shall be necessary at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Placement Agents such number of copies of such amendment or supplement as the Placement Agents may reasonably request. If at any time following the issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in theRegistration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)  Blue Sky Qualifications. The Company shall cooperate with the Placement Agents to qualify the Securities for offering and sale under the applicable securities laws of such states and other domestic jurisdictions as the Placement Agents may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)  Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

(h)  Compliance with Registration Statement. The Company will comply with all the undertakings contained in the Registration Statement.

(i)  Press Releases. Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company or any of its subsidiaries, the condition, financial or otherwise, or the earnings or business affairs of any of them, or the offering of the Securities without the prior consent of the Representative unless in the judgment of the Company and its counsel, and after reasonable notification to the Placement Agents (giving effect to the basis of such required disclosure), such press release or communication is required by law.

(j)  Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.

(k)  Restriction on Sale of Securities. During a period of thirty (30) days from the date of the Final Prospectus Supplement, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Act (other than on Form S-8 or any successor form) with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existingemployee benefit plans of the Company or (D) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to any non-employee director stock plan or dividend reinvestment plan.

(l)  Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

(m)  Listing. The Company will use its commercially reasonable efforts to effect and maintain the quotation of the Securities on the Nasdaq Global Market.

(n)  Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Placement Agents, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Placement Agents is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

SECTION 4.  Payment of Expenses; Termination

(a)  Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Investors, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Investors, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agents in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (not to exceed $10,000), (vi) the printing and delivery to the Placement Agents of copies of the Prospectus and any amendments or supplements thereto and any Permitted Free Writing Prospectus (including without limitation any costs associated with electronic delivery of these materials), (vii) the preparation, printing and delivery to the Placement Agents of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations and (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq Global Market.

(b)  Termination of Agreement. If this Agreement is terminated by the Placement Agents in accordance with the provisions of Section 5(l), Section 9(a)(i) or Section 10 hereof, the Company shall reimburse the Placement Agents for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Placement Agents, in each case as actually incurred by them in connection with this Agreement and the proposed sale of the Securities or in contemplation of their performance of their obligations hereunder.

(c)  Conditions of Placement Agents’ Obligations.

The obligations of the several Placement Agents hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 2 hereof or in certificates of any officer of the Company or any subsidiary of the Company pursuant to the provisions hereof, to the performance by the Company in all material respects of its covenants and other obligations hereunder required to be performed or satisfied prior to the Closing Date, and to the following further conditions:

(d)  Effectiveness of Registration Statement. The Registration Statement continues to be effective and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Placement Agents. A prospectus shall have been filed with the Commission in accordance with Rule 424(b).

(e)  Opinion of Counsel for Company. On the Closing Date, the Representative shall have received the favorable opinion, dated as of the Closing Date, of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Company, in form and substance satisfactory to counsel for the Placement Agents, to the effect set forth in Exhibit C-1 hereto. On the Closing Date, the Representative shall have received the favorable opinion, dated as of the Closing Date, of Jeffrey Dill, Esq., chief corporate counsel for the Company, in form and substance satisfactory to counsel for the Placement Agents, to the effect set forth in Exhibit C-2 hereto.

(f)  Opinion of Counsel for Placement Agents. On the Closing Date, the Representative shall have received the favorable opinion, dated as of the Closing Date, of Latham & Watkins LLP, counsel for the Placement Agents, in form and substance satisfactory to the Placement Agents.

(g)  Accountant’s Comfort Letter. The Representative shall have received from PricewaterhouseCoopers LLP a letter dated the date of the execution of this Agreement, in form and substance satisfactory to the Placement Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

(h)  Bring-down Comfort Letter. On the Closing Date, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(i)  Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule B hereto.

(j)  Officers’ Certificate. On the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) therepresentations and warranties in Section 2(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending.

(k)  Escrow Agreement/Purchase Agreements. The Company shall have entered into the Escrow Agreement and one or more Investors shall have entered into the Purchase Agreements and deposited funds into the Escrow Agreement in accordance with Section 1 above and the Escrow Agreement. The Escrow Agent shall be prepared to release the fees due to the Placement Agents from the Escrow Account.

(l)  NASD Matters. The NASD shall, if applicable, have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the placement agency terms and arrangements.

(m)  Nasdaq Global Market Listing. The Securities shall have been approved for trading on Nasdaq Global Market, and any necessary filings with Nasdaq Global Market in connection therewith, including any required notification form relating to the listing of additional shares, shall have been made in compliance with time periods required by Nasdaq Global Market.

(n)  Additional Information. On or prior to the Closing Date, the Representative and counsel to the Placement Agents shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein and related proceedings, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the Offering contemplated hereby; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Placement Agents and counsel for the Placement Agents.

The Company will furnish the Placement Agents with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

(o)  Termination of Agreement.

(i) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agents by written notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 2, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

(ii) If none of the Securities have been sold pursuant to the Purchase Agreements by the date which is thirty (30) days after the date of this Agreement solely due to the failure of the condition set forth in Section 5(g) or 5(h) above, this Agreement may be terminated by the Company by written notice to the Representative, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

SECTION 5.  Indemnification.

SECTION 6.  Indemnification of Placement Agents. The Company agrees to indemnify and hold harmless the each Placement Agent, its affiliates, as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”), its employees and agents and each person, if any, who controls any Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

(i)  against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the General Disclosure Package, any Issuer-Represented Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)  against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Placement Agents), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Placement Agent through the Representative expressly for use in the Registration Statement (or any amendment thereto), any Issuer-Represented Free Writing Prospectus or the Prospectus.

(b)  Indemnification of Company, Director, Officers, Agents and Employees. Each Placement Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers, agents and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any Issuer-Represented Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Placement Agent through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, the Company shall be entitled to assume the defense of any action or proceeding with counsel reasonably satisfactory to the indemnified party. Upon assumption by the Company of the defense of any such action or proceeding, the indemnified party shall have the right to participate in such action or proceeding and to retain its own counsel but the Company shall not be liable for any legal expenses of such counsel retained by such indemnified party in connection with the defense thereof unless (i) the Company has agreed to pay such fees and expenses, (ii) the Company shall have failed to employ counsel reasonably satisfactory to the indemnified party in a timely manner, or (iii) the indemnified party shall have been advised by counsel that there are actual or potential conflicting interests between the Company and the indemnified party, including situations in which there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the Company; provided, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings in the same jurisdiction arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties. The Company will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under this Section 6 or 7 (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding. The Company shall not have any liability with respect to any settlement, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding entered into or made by any indemnified party in respect of which indemnification or contribution could be sought under this Section 6 or 7 (whether or not the any indemnified party is an actual or potential party to such claim, action or proceeding), without the prior written consent of the Company.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, unless there is a bona fide dispute between such indemnifying party and indemnified party regarding such reimbursement of such fees and expenses and the indemnifying party shall have fully reimbursed the indemnified party for all undisputed fees and expenses.

(e) Placement Agents’ Information. The parties hereto acknowledge and agree that the statements set forth in the second sentence of the third paragraph and the seventh and eighth paragraphs under the heading “Plan of Distribution” in the Prospectus Supplement constitute the only written information relating to any Placement Agent furnished to the Company by any Placement Agent through the Representative expressly for use in the Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto) and the General Disclosure Package, including for purposes of Sections 2(a)(i), 6(a) and 6(b) hereof.

SECTION 7.  Contribution.

SECTION 8.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agents, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Placement Agents on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Placement Agents on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as (x) the net proceeds from the offering of the Securities pursuant to this Agreement received by the Company and (y) the total fees received by the Placement Agents pursuant to Section 1(b) hereof bear to the sum of (x) and (y).

The relative fault of the Company on the one hand and the Placement Agents on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Placement Agent shall be required to contribute any amount in excess of the total fee received by such Placement Agent pursuant to Section 1(b) hereof.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls a Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Placement Agent’s Affiliates, employees and agents shall have the same rights to contribution as such Placement Agent, and each director, officer, agent and employee of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Placement Agents’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective amounts of placement agent fees each has actually received pursuant to this Agreement and not joint.

SECTION 9.  Representations and Agreements to Survive Delivery.

All representations, warranties, and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Placement Agent or its Affiliates or selling agents, any person controlling any Placement Agent, its officers or directors or any person controlling the Company, and (ii) delivery of and payment for the Securities.

SECTION 10.  Termination of Agreement.

(a)  Termination; General. The Placement Agents may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, so material and adverse as to make it impractical or inadvisable to proceed with the placement or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Placement Agents, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or if trading generally on the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by either Federal or New York authorities. Notice of any termination of this Agreement shall be promptly given to the Company by telecopy or telephone and shall be subsequently confirmed by letter.

(b)  Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 2, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 11.  Default by the Company.

If the Company shall fail at the Closing Date to sell the number of Securities that it is obligated to sell hereunder due exclusively to its failure to perform its obligations to deliver the Securities as contemplated hereunder against payment therefore and no alternate delivery arrangements are arranged  and agreed between the Company and the Placement Agent, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 2, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12.  Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Placement Agents shall be directed to the Representative at One Bush Street, Suite 1700, San Francisco, CA 94104, attention of Richard Osgood; notices to the Company shall be directed to it at 35 NE Industrial Road, Branford, CT 06405, attention of Stephen R. Davis, Chief Operating Officer, with a copy to Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, NY 10005, attention of Robert B. Williams, Esq.

SECTION 13.  Parties.

This Agreement shall inure to the benefit of and be binding upon the Placement Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Placement Agents, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Placement Agents, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 14.  GOVERNING LAW.

THIS AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

SECTION 15.  TIME.

TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16.  Counterparts.

This Agreement may be executed (including by facsimile) in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 17.  Effect of Headings.

The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Placement Agent and the Company in accordance with its terms.

Very truly,

Neurogen Corporation

By:
Name: Stephen R. Davis
Title: Chief Operating Officer

Confirmed as of the date first
above mentioned.

Pacific Growth Equities, LLC

By:
Name: Rick Osgood
Title: Chairman

CIBC World Markets Corp.

By:
Name:
Title:

Leerink Swann & Company

By:
Name:
Title:

Merriman Curhan Ford & Co.

By:
Name:
Title:

SCHEDULE A

Warburg Pincus
Baker Brothers Investments
Andrew H. Tisch
Daniel R. Tisch
James S. Tisch
Thomas J. Tisch
Joan H. Tisch

SCHEDULE B

Felix J. Baker
Julian C. Baker
Eran Broshy
Stephen R. Davis
William H. Koster
Craig Saxton
John Simon

Bertrand L. Chenard
Alan J. Hutchison
James E. Krause
Stephen Uden

Warburg Pincus

SCHEDULE C

•	Issuer Free Writing Prospectus filed by the Company with the SEC pursuant to Rule 433 on December 19, 2006.

EXHIBIT A

FORM OF ESCROW AGREEMENT

EXHIBIT B

PURCHASE AGREEMENT

Neurogen Corporation
35 NE Industrial Road
Branford, CT 06405

Ladies and Gentlemen:

The undersigned, __________________________________ (the “Investor”), hereby confirms its agreement with you as follows:

This Purchase Agreement (the “Agreement”) is made as of December 18, 2006 between Neurogen Corporation, a Delaware corporation (the “Company”), and the Investor.

The Company has authorized the sale and issuance of up to 6,993,000 shares (the “Securities”) of common stock, par value $0.025 per share (the “Common Stock”), of the Company to certain investors (the “Offering”). The Offering and issuance of the Securities have been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to the Company’s Registration Statement on Form S-3, initially filed on August 16, 2002 (No. 333-98237), as amended (the “Registration Statement”).

The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor ___________________ Securities, for a purchase price of $5.72 per share or an aggregate purchase price of $ ________________, pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. The Investor acknowledges that the offering is not being underwritten by the Placement Agents (as defined in the Placement Agency Agreement dated December 18, 2006, between the Company and the Placement Agents (the “Placement Agency Agreement”)) and that there is no minimum offering amount. Certificates representing the shares of Common Stock purchased by the Investor will not be issued to the Investor; instead, such shares of Common Stock will be credited to the Investor using customary procedures for book-entry transfer through the facilities of The Depository Trust Company (“DTC”). This offering will not clear directly through the Placement Agents acting in such capacity. Consequently, the Investor must instruct their individual broker how to settle the transaction.

The Investor represents that, except as fully described on Annex II attached hereto, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company, (c) it has no direct or indirect affiliation or association with any NASD member as of the date hereof and (d) after giving effect to the Offering, neither the undersigned Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the undersigned Investor is a part, in connection with the offering of the Shares will acquire, or obtain the right to acquire, 20% or more of the Common Stock (or securities convertible or exercisable for Common Stock) or the voting power of the Company.

The Investor hereby consents to the receipt of the Company’s prospectus supplement, dated December 18, 2006 (the “Prospectus Supplement”) and the accompanying base prospectus, dated February 13, 2003 (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”), in portable document format, or PDF, via electronic mail.

Your attention is directed to the “Instruction Sheet for Investors” attached hereto for directions regarding this Purchase Agreement.

[signatures follow]

************

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Name of Investor:

By:

Title:

Address:

Tax ID No:

Contact Name:

Telephone:

Name in which
book-entry
should be made
(if different):

Name of Broker:

Broker’s DTC No.:

Broker’s ID No.: _________________________

Broker Contact Name: ____________________

Broker Telephone: _______________________

Number of Securities Purchased:

AGREED AND ACCEPTED:

NEUROGEN CORPORATION,
a Delaware corporation

By:

Name:

Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1.  Authorization and Sale of Securities. The Company has authorized the sale of up to 6,993,000 Securities. The Company reserves the right to increase or decrease this number in its sole discretion.

2.  Agreement to Sell and Purchase the Securities; Subscription Date.

2.1  Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, the number of Securities set forth on the signature page hereto, at the purchase price set forth in the fourth paragraph of the Purchase Agreement to which this Annex I is attached.

2.2  The Company may enter into agreements similar to this Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Securities to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors”, and this Agreement and the purchase agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”)

3.  Delivery of the Securities at Closing. Concurrently with the execution and delivery of this Agreement, the Investor shall deliver to American Stock Transfer & Trust Company (the “Escrow Agent”), pursuant to the wire instructions set forth on Annex III or as otherwise directed by the Placement Agents, a wire transfer of immediately available funds in the full amount of the purchase price for the Securities being purchased hereunder as set forth in the fourth paragraph of the Purchase Agreement to which this Annex I is attached. The Escrow Agent will invest such funds in a non-interest bearing account (the “Escrow Account”) in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Escrow Agent will not accept any Investor funds until the date of the Prospectus Supplement. The Company will deposit the Securities with DTC upon receiving notice from the Placement Agents. The Company or the Placement Agents may accept or reject any proposed purchase of Securities, in whole or in part, or Agreements in their sole discretion. The completion of the purchase and sale of the Securities (the “Closing”) shall occur on December 21, 2006 (the “Closing Date”) or such other time as shall be agreed upon by the Company and the Placement Agents, at the offices of Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022. At the Closing, and upon satisfaction of the conditions set forth in this Agreement and the Placement Agency Agreement, the Company shall deliver to the Investor, using customary book-entry procedures, the number of Securities set forth on the signature page hereto, and the Escrow Agent will disburse the funds from the Escrow Account to the Company and the Placement Agents, by wire in federal (same day) funds,

4.  as provided in the escrow agreement between the Company and the Escrow Agent. In the event that (a) the Closing does not occur on or prior to December 21, 2006, (b) the Company informs the Escrow Agent in writing that it has determined that the Closing is not likely to occur on or prior to December 21, 2006, (c) the Placement Agents have terminated the Placement Agency Agreement pursuant to the terms thereof or (d) the Placement Agents have determined that the conditions to closing in the Placement Agency Agreement have not been satisfied, such funds will be returned to the Investor.

The Company’s obligation to issue and sell the Securities to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) completion of the purchases and sales of Securities under the Agreements that may be executed with the Other Investors; and (b) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing. If this Agreement is not executed and delivered by the Company or the Offering is terminated, this Agreement shall be of no further force and effect.

The Investor’s obligation to purchase the Securities shall be subject to the condition that the Placement Agents shall not have (a) terminated the Placement Agency Agreement pursuant to the terms thereof or (b) determined that the conditions to closing in the Placement Agency Agreement have not been satisfied.

5.  Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

5.1  The Company has full corporate power and authority to (a) enter into the Placement Agency Agreement and the Agreement and to consummate the transactions contemplated hereby and thereby, including the sale of the Securities, and (b) authorize, execute, issue, and deliver the Securities as contemplated by the Placement Agency Agreement and the Agreement.

5.2  The Placement Agency Agreement and the Agreement have been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Investor of the Agreement, constitute legal and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that rights to indemnity hereunder or under the Placement Agency Agreement may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

6.  Representations, Warranties and Covenants of the Investor. The Investor hereby represents and warrants to, and covenants with, the Company, as follows:

7.  The Investor, if outside the United States, will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

7.1  The Investor has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the purchase of the Securities as contemplated by this Agreement.

7.2  This Agreement has been duly authorized, executed and delivered by the Investor, and constitutes a valid, legal and binding obligation of the Investor, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

7.3  The Investor understands that nothing in the Prospectus, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

7.4  The making, execution and performance of this Agreement by the Investor and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the charter, bylaws or other organizational documents of such Investor, as applicable, or (ii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over such Investor or its properties, except for any conflict, breach, violation or default which is not reasonably likely to have a material adverse effect on such Investor’s performance of its obligations hereunder or the consummation of the transactions contemplated hereby.

7.5  The Investor will maintain the confidentiality of all information acquired as a result of the transactions contemplated herein prior to the public disclosure of that information by the Company.

7.6  The Investor will not, at any time, use any of the Securities acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. The Investor (i) represents that on and from the date the Investor first became aware of the offering of the Securities until the date hereof neither it nor anyone acting on its behalf has engaged in any hedging or other transaction which was designed to or could reasonably be expected to lead to or result in, or be characterized as, a sale, an offer to sell, a solicitation of offers to buy, disposition of, loan, pledge or grant of any right with respect to the Common Stock of the Company by the Investor or any person or entity, in each case, in violation of applicable securities laws and (ii) covenants that for the period commencing on the date hereof and ending on the earlier to occur of (A) the Company’s issuance of a press release disclosing the transactions contemplated hereby and (B) the Company’s filing of a Current Report on Form 8-K disclosing the transactions contemplated hereby, neither it nor anyone acting on its behalf will, engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in, or be characterized as, a sale, an offer to sell, a solicitation of offers to buy, disposition of, loan, pledge or grant of any right with respect to the Common Stock of the Company by the Investor or any person or entity, in each case, in violation of applicable securities laws. Such prohibited hedging or other transaction would include without limitation effecting any short sale or having in effect any short position (whether or not such sale or position is “against the box” and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Common Stock of the Company or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock of the Company

8.  Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor.

9.  Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal

10.  Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)	if to the Company, to:

Neurogen Corporation
35 NE Industrial Road
Branford, CT 06405
Attention: Jeffrey Dill, Esq.

Telecopy No.: (203) 488 - 4710

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, NY 10005

Attention: Robert B. Williams, Esq.

Telecopy No.: (212) 822 - 5516

(b) if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

11.  Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

12.  Headings. The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.

13.  Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14.  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

15.  TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

16.  Counterparts. This Agreement may be executed (including by facsimile) in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

17.  Confidentiality. Each Investor acknowledges and agrees that any information or data it has acquired from the Company, not otherwise properly in the public domain, was

18.  received in confidence. Except to the extent authorized by the Company and required by any federal or state law, the Investor agrees that it will refrain from disclosing any such information to any person or entity other than to any agents, attorneys, accountants, employees, officers and directors of the Investor who need to know such information in connection with the Investor’s purchase of the Securities and who agree to be bound by the confidentiality provisions of this Agreement. In the event that the Investor or its agents, attorneys, accountants, employees officers or directors are required by law, rule or regulation or any decision or order of any court or regulatory authority to release such information, it shall give the Company sufficient prior notice so that the Company may seek a stay or other release or waiver from disclosing such information. Each Investor agrees not to use to the detriment of the Company or for the benefit of any other person or entity, or misuse in any way, any confidential information of the Company.

ANNEX II

EXCEPTIONS TO NASD REPRESENTATIONS IN THE PURCHASE AGREEMENT

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ANNEX III

WIRE INSTRUCTIONS

JP MORGAN CHASE BANK

ABA#:  021 000 021

Account Name:	AMERICAN STOCK TRANSFER AND TRUST COMPANY AS ESCROW AGENT FOR NEUROGEN CORPORATION

Account #:  323-838685

IMPORTANT: Please clearly indicate on the wire (1) the name of the originator (i.e., the Investor) and (2) the beneficiary, Neurogen Corporation.

INSTRUCTION SHEET FOR INVESTOR
(to be read in conjunction with the Purchase Agreement)

In order to participate in the Offering:

1.	Complete the Purchase Agreement, and have the Purchase Agreement executed by an individual authorized to bind the Investor.

2.	Provide the information regarding the investor requested on (i) the signature page to the Purchase Agreement and (ii) if applicable, Annex II thereto.

3.	By the CLOSE OF BUSINESS on MONDAY, DECEMBER 18, 2006, return VIA FACSIMILE signed copies of the completed Purchase Agreement to:

Pacific Growth Equities, LLC
Attn: Vinnie Devone
Fascimile: (415) 274-6887
Phone: (415) 274-6819

4.	Please also deliver the ORIGINALLY SIGNED DOCUMENTS to Pacific Growth Equities, LLC at the address included BELOW VIA OVERNIGHT DELIVERY:

Pacific Growth Equities, LLC
One Bush Street, Suite 1700
San Francisco, CA 94104
Attn: Vinnie Devone

A copy of the Purchase Agreement signed by the Company will be delivered to the Investor at a later date.

5.
By 12 NOON NEW YORK CITY TIME on WEDNESDAY, DECEMBER 20, 2006, the Investor shall wire the purchase price for the Shares it is purchasing to the trust account of American Stock Transfer & Trust Company, as Escrow Agent, pursuant to the Wire Instructions included as Annex III to the Purchase Agreement.

EXHIBIT C-1

FORM OF OPINION OF MILBANK, TWEED, HADLEY & MCCLOY LLP
COUNSEL TO THE COMPANY

EXHIBIT C-2

FORM OF OPINION OF JEFFREY DILL, ESQ.
CHIEF CORPORATE COUNSEL TO THE COMPANY

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

EXHIBIT E

PRICING INFORMATION ANNEX

Terms and Conditions of Common Stock Offering
Number of shares	6,993,000 shares
Public offering price per share:	$5.72
Net Proceeds to Neurogen Corporation (after fees paid to the Placement Agents, but before expenses):	$37,524,962.40
Use of proceeds:	Clinical and preclinical development of existing product candidates, discovery of additional product candidates, capital expenditures and other general corporate purposes.
Additional risk factor included below:

Limitation on the Use of Net Operating Loss Carryforwards (“NOLs”) and Tax Credits

As previously disclosed, the Company’s ability to utilize its NOLs and tax credits may be limited if it undergoes or has undergone an ownership change, as defined in section 382 of the Internal Revenue Code, as a result of changes in the ownership of outstanding stock. An ownership change generally occurs if the percentage of stock owned by one or more stockholders who own, directly or indirectly, 5% or more of the value of the Company’s outstanding stock (or are otherwise treated as 5% stockholders under section 382 and the regulations promulgated thereunder) has increased by more than 50 percentage points over the lowest percentage of the Company’s outstanding stock owned by these stockholders at any time during the testing period, which is generally the three-year period preceding the potential ownership change. In the event of an ownership change, section 382 imposes an annual limitation on the amount of post-ownership change taxable income a corporation may offset with pre-ownership change NOLs.

In 2006, the Company reviewed its changes in ownership through a testing date of December 31, 2005, and determined that an ownership change occurred in 2005. The Company is currently reviewing the impact of the change of ownership on the utilization of its NOLs and tax credits but has not completed its analysis. However, the change of ownership could have the effect of reducing the amount of NOLs and tax credits existing at the date of the ownership change that the Company may utilize to offset taxable income in the taxable years following the ownership change.